CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-91050 of Black Diamond Funds, on Form N-1A of our report dated February 14, 2003, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the reference to us under the caption "Other Service Providers" in the Prospectus, which is a part of such Registration Statement.




Deloitte & Touche LLP
New York, New York
February 14, 2003